FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE




                                November 3, 1995





   Wisconsin Gas Company
   626 East Wisconsin Avenue
   Milwaukee, Wisconsin  53202

   Gentlemen:

             We have acted as counsel for Wisconsin Gas Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-3 Registration Statement, including the Prospectus constituting a part thereof (such Registration Statement as amended up to and including the date hereof is referred to herein as the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance and sale of up to $65,000,000 aggregate principal amount of unsecured notes (the "Notes") in the manner set forth in the Registration Statement and Prospectus. The Notes may be offered from time to time in one or more series. Each series of Notes would be issued under the Indenture, dated as of September 1, 1990 (the "Note Indenture"), between the Company and Firstar Trust Company (the "Note Trustee"), and a supplemental indenture (the "Supplemental Note Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of such series.

             In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Incorporation and By-laws of the Company, as amended to date; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

             2. The Notes, when executed, authenticated and issued in the manner and for the consideration contemplated by the Registration Statement and Prospectus, will be legally issued, valid and binding obligations of the Company; provided, that prior to the issuance of the Notes there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                  a. The completion of requisite procedures under the applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended;

                  b. The completion of the requisite procedures for and issuance of a Findings of Fact, Conclusions of Law, Order and Certificate of Authority by the Public Service Commission of Wisconsin authorizing the issuance and sale of the Notes as contemplated, and the recording thereof on the books of the Company; and

                  c.   The execution, delivery and filing of the Supplemental
             Note Indenture or the Officers' Certificate, as the case may be, and the filing of other documents and the taking of such other proceedings as provided in the Note Indenture with respect to the issuance of the Notes thereunder.

             We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.


                                      Very truly yours,



                                      FOLEY & LARDNER